                  ENTERGY CORPORATION
                  STATEMENT OF INCOME
           For the Year Ended December 31, 1999
                     (In Thousands)




Income:
  Equity in income of subsidiaries               $651,977
  Interest on temporary investments                 5,703
                                                 --------
        Total                                     657,680
                                                 --------
Expenses and Other Deductions:
  Administrative and general expenses              85,815
  Income taxes                                     12,524
  Taxes other than income                             739
  Interest                                          6,143
                                                 --------
        Total                                     105,221
                                                 --------
Net Income                                       $552,459
                                                 ========

                        ENTERGY CORPORATION
                           BALANCE SHEET
                         December 31, 1999
                           (In Thousands)



                         ASSETS
Current Assets:
   Cash and cash equivalents:
     Temporary cash investments - at cost,
        which approximates market                                  $16,493
                                                                ----------
           Total cash and cash equivalents                          16,493
  Accounts receivable:
    Associated companies                                           177,501
  Interest receivable                                                   93
  Other                                                              1,937
                                                                ----------
           Total                                                   196,024
                                                                ----------

Investment in Wholly-owned Subsidiaries                          7,114,525
                                                                ----------

Deferred Debits and Other Assets                                    50,357
                                                                ----------

           Total                                                $7,360,906
                                                                ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                                   $120,000
  Accounts payable:
    Associated companies                                             2,165
    Other                                                           17,786
  Taxes accrued                                                      9,142
  Other current liabilities                                          6,399
                                                                ----------
           Total                                                   155,492
                                                                ----------

Deferred Credits and Noncurrent Liabilities                         80,989
                                                                ----------

Shareholders' Equity:
  Common stock, $.01 par value, authorized
   500,000,000 shares; issued 247,082,345 shares                     2,471
  Paid-in capital                                                4,636,163
  Retained earnings                                              2,786,467
  Cumulative foreign currency translation adjustment               (68,782)
  Less cost of treasury stock (8,045,434 shares)                   231,894
                                                                ----------
           Total common shareholders' equity                     7,124,425
                                                                ----------

           Total                                                $7,360,906
                                                                ==========